Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Avidity Biosciences, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value 0.0001 per share	Rule 457(o)(1)	$400,000,000		$400,000,000	0.00014760	$59,040

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$400,000,000		$59,040

	Total Fees Previously Paid					$ 0		$0

	Total Fee Offsets							$14,582

	Net Fee Due							$44,458

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form
S-3
(File
No. 333-279264)
on May 9, 2024 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Avidity Biosciences, Inc.	424(b)(5)	333-257691	November 8, 2022		$14,582	Equity	Common Stock	(1)	$132,330,608

Fee-Offset Sources	Avidity Biosciences, Inc.	424(b)(5)	333-257691		November 8, 2022						$14,582

(1)
In connection with the registration of the offering of up to $200,000,000 of shares of common stock, including the Unsold Shares (as defined below) under the prospectus supplement, dated November 8, 2022 (the “Prior Prospectus”), to the Registration Statement on Form
S-3
(Registration
No. 333-257691),
which was filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2021 (the “Prior Registration Statement”), the Registrant paid registration fees of $22,040, based on the filing fee then in effect. Of those shares of common stock, shares having an aggregate offering price of $67,669,392 were sold, and shares of common stock having an aggregate offering price of $132,330,608 were unsold (the “Unsold Shares”). The offering made under the Prior Prospectus and the Prior Registration Statement has been terminated. $14,582 is the portion of the registration fee associated with the Unsold Shares that is due under this prospectus supplement using all of the previously paid but unused registration fees associated with the Prior Prospectus and the Prior Registration Statement. Accordingly, a filing fee of $44,458 is being paid herewith.